Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G, dated August 29, 2014 with respect to the shares of Common Stock of Transcept Pharmaceuticals, Inc. and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: August 29, 2014	EcoR1 Capital Fund, L.P.

	By:	EcoR1 Capital, LLC General Partner

	By:	/s/ Oleg Nodelman
		Name:	Oleg Nodelman
		Title:	Manager

EcoR1 Capital Fund Qualified, L.P.

By:	EcoR1 Capital, LLC General Partner

By:	/s/ Oleg Nodelman
	Name:	Oleg Nodelman
	Title:	Manager

EcoR1 Capital, LLC

By:	/s/ Oleg Nodelman
	Name:	Oleg Nodelman
	Title:	Manager

/s/ Oleg Nodelman
Oleg Nodelman